As filed with the Securities and Exchange Commission on June 1, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NU SKIN ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-0565309
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

75 West Center Street

Provo, UT 84601

(801) 345-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

M. Truman Hunt Chief Executive Officer Nu Skin Enterprises, Inc. 75 West Center Street Provo, Utah 84601 (801) 345-1000	D. Matthew Dorny General Counsel and Secretary Nu Skin Enterprises, Inc. 75 West Center Street Provo, Utah 84601 (801) 345-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Nolan S. Taylor, Esq. David F. Marx, Esq. Dorsey & Whitney LLP 136 South Main Street, Suite 1000 Salt Lake City, Utah 84101 (801) 933-7360	Deanna L. Kirkpatrick, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☑                Accelerated filer  ☐                Non-accelerated filer  ☐                Smaller reporting company   ☐

                                                                                                               (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, $0.001 par value per share	(1)	(1)	(1)	(1)

(1)	An indeterminate amount of common stock to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) of the Securities Act of 1933, as amended, and is omitting this information in reliance on Rule 456(b) and Rule 457(r). Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

PROSPECTUS

Class A Common Stock

This prospectus relates to the sale of shares of our Class A common stock by certain selling stockholders. We are not selling any securities under this prospectus or any supplement to this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders. This prospectus provides you with a general description of the shares that may be offered under this prospectus. Each time the selling stockholders decide to sell shares of Class A common stock, we will provide you with a prospectus supplement that will contain specific information about the price and terms of that offering. The prospectus supplement may add to, change or update information contained in this prospectus.

The selling stockholders may offer and sell shares of Class A common stock described in this prospectus or any supplement in a number of different ways and at varying prices. For additional information on the methods of sale that may be used by the selling stockholders, see “Plan of Distribution” on page 6.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “NUS”. On May 28, 2010, the last reported sale price for our Class A common stock was $28.76 per share.

Investing in our securities involves risk. See “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 1, 2010

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of Class A common stock.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Pursuant to this shelf process, one or more of the selling stockholders named under the heading “Selling Stockholders” may sell the securities described in this prospectus from time to time in one or more offerings. Each time the selling stockholders sell securities, we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of the offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. This prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein include important information about us, the Class A common stock being offered and other information you should know before investing. You should read both this prospectus and the accompanying prospectus supplement together with the additional information about us described in the section below entitled “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus, in any prospectus supplement, or any other offering material that we authorize, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any supplement to this prospectus, or any other offering material that we authorize, is accurate at any date other than the date indicated on the cover page of these documents or the date of the statement contained in any incorporated documents, respectively. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus may change after this date.

Unless the context otherwise requires or otherwise specifies, references in this prospectus to “Nu Skin Enterprises,” the “Company,” “we,” “our,” and “us” refer to Nu Skin Enterprises, Inc. and its subsidiaries.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in the other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as the additional risk factors and other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information.”

NU SKIN ENTERPRISES, INC.

We are a leading, global direct selling company with operations in 50 markets worldwide. We develop and distribute innovative, premium-quality anti-aging personal care products and nutritional supplements under our Nu Skin and Pharmanex brands, respectively. We strive to secure competitive advantages in four key areas: our people, our products, the culture we promote, and the business opportunities we offer. In 2009, our 25th year of operations, we posted record revenue of $1.33 billion. Revenue in 2009 grew 7% based on the success of strong product innovation and distributor initiatives.

As of March 31, 2010, we had a global network of approximately 765,000 active distributors. Approximately 34,000 of our distributors were qualified sales leaders we refer to as “executive distributors.” Our executive distributors play a critical leadership role in the growth and development of our business.

Approximately 84% of our 2009 revenue came from our markets outside of the United States. While we have become more geographically diverse over the past decade, Japan, our largest revenue market, accounted for approximately 35% of our 2009 total revenue. Due to the size of our foreign operations, our results are often impacted positively or negatively by foreign currency fluctuations, particularly fluctuations in the Japanese yen. In addition, our results are impacted by global economic, political, demographic and business trends and conditions.

Our principal executive offices are located at 75 West Center Street, Provo, UT 84601, and our telephone number is (801) 345-1000. We maintain a website at www.nuskinenterprises.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. Our Class A common stock is listed and traded on the New York Stock Exchange (the “NYSE”). You may also inspect the information we file with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Information about us, including our SEC filings, is also available at our Internet site at http://www.nuskinenterprises.com. However, the information on our Internet site is not a part of this prospectus or any prospectus supplement.

The SEC allows us to “incorporate by reference information into this prospectus.” This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than the portions provided pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished to the SEC”) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 1, 2010;

•	our Quarterly Report on Form 10-Q for the three-month period ended March 31, 2010, filed with the SEC on May 7, 2010;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 27, 2010; and

•

the description of our Class A Common Stock, par value $.001 per share, as contained in the Registration Statement on Form 8-A filed on November 6, 1996, including any amendment or report filed for the purpose of updating such description.

We encourage you to read our SEC reports, as they provide additional information about us which prudent investors may find important. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus at no charge upon request in writing or by telephone to Nu Skin Enterprises, Inc., Attn: Corporate Secretary, 75 West Center Street, Provo, UT 84601, telephone: (801) 345-1000.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, when used in this prospectus or any document incorporated by reference herein the words or phrases “will likely result,” “expect,” “intend,” “will continue,” “anticipate,” “estimate,” “project,” “believe” and similar expressions are intended to identify “forward-looking statements” within the meaning of the Exchange Act.

Forward-looking statements include plans and objectives of management for future operations, including plans and objectives relating to our products and future economic performance in countries where we operate. The forward-looking statements included or incorporated by reference in this prospectus involve risks and uncertainties, including those set forth or incorporated by reference above in the section entitled “Risk Factors,” and are based on certain assumptions that may not be realized. Actual results and outcomes may differ materially from those discussed or anticipated. The forward-looking statements included or incorporated by reference in this prospectus are only made as of the date of this prospectus or the respective document incorporated by reference herein, as applicable. We assume no responsibility or obligation to update these statements to reflect any changes. The forward-looking statements and associated risks set forth herein relate to, among other things:

•	our plans and expectations regarding our initiatives, strategies, development and launch of new products, and other innovation efforts;

•	our expectations regarding our suppliers and our ability to replace them if needed;

•	our expectations and beliefs regarding government regulations of our industry and our ability to comply with such regulations;

•	our expectations and beliefs regarding our distributors and our compensation plan; and

•	our beliefs regarding the availability of qualified personnel.

These and other forward-looking statements are subject to various risks and uncertainties. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral forward-looking statements concerning the matters addressed in this document and attributable to us or any person acting on our behalf are qualified by these cautionary statements.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our authorized capital stock consists of 500,000,000 shares of Class A common stock, 100,000,000 shares of Class B common stock and 25,000,000 shares of preferred stock. As of May 28, 2010, we had 63,013,625 shares of Class A common stock issued and outstanding and no shares of Class B common stock issued and outstanding. Of the authorized shares of preferred stock, no shares of preferred stock were outstanding as of May 28, 2010.

The following description of our capital stock is a summary and is subject to and qualified in its entirety by reference to the provisions of our amended and restated certificate of incorporation, as amended.

Common Stock

As of May 28, 2010, there were approximately 651 holders of record of our Class A common stock.

Voting Rights

Each share of our Class A common stock entitles the holder to one vote on each matter submitted to a vote of our stockholders, including the election of directors. There is no cumulative voting. With respect to corporate changes, including liquidations, reorganizations, recapitalizations, mergers, consolidations and sales of substantially all of our assets, the approval of 66 2/3% of the outstanding voting power is required to authorize or approve the transactions.

Dividends

The holders of our common stock are entitled to receive dividends if, as and when the dividends are declared by our board of directors out of assets legally available for the dividends after payment of dividends required to be paid on shares of preferred stock, if any.

Liquidation Preference

In the event of liquidation, after payment of the debts and other liabilities of our company and after making provision for the holders of our preferred stock, if any, our remaining assets will be distributable ratably among holders of common stock.

Mergers and Other Business Combinations

Upon the merger or consolidation of our company, holders of our common stock are entitled to receive equal per-share payments or distributions. We may not dispose of all or any substantial part of our assets to, or merge or consolidate with, any person, entity or group (as the term “group” is defined in Rule 13d-5 of the Exchange Act) that beneficially owns, in the aggregate, 10% or more of our outstanding common stock without the affirmative vote of the holders, other than a related person, of not less than 66 2/3% of the voting power. For the sole purpose of determining the 66 2/3% vote, a related person will also include the seller or sellers from whom the related person acquired, during the preceding six months, at least 5% of the outstanding shares of common stock pursuant to one or more agreements or other arrangements and not through a brokers’ transaction, but only if the seller or sellers have beneficial ownership of shares of common stock having a fair market value in excess of $10 million in the aggregate at the time of the proposed disposition, merger, or consolidation. Notwithstanding the foregoing, neither our company nor any of our subsidiaries shall be a related person. This 66 2/3% voting requirement is not applicable, however, if:

•

the proposed transaction is approved by a vote of not less than a majority of our directors who are neither affiliated nor associated with the related person or the seller of shares to the related person as described above; or

•

in the case of a transaction pursuant to which the holders of common stock are entitled to receive cash, property, securities or other consideration, the cash or fair market value of the property, securities or other consideration to be received per share in the transaction is not less than the higher of:

•	the highest price per share paid by the related person for any of its holdings of common stock within the two-year period immediately prior to the announcement of the proposed transaction; or

•

the highest closing sale price during the 30-day period immediately preceding that date or during the 30-day period immediately preceding the date on which the related person became a related person, whichever is higher.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer and Trust Company.

Listing

Our Class A common stock is traded on the New York Stock Exchange under the trading symbol “NUS”.

Preferred Stock

Our board of directors is authorized, subject to the limitations prescribed by the Delaware General Corporation Law or the rules of the New York Stock Exchange or other organizations on whose systems our stock may be quoted or listed, to:

•	provide for the issuance of shares of preferred stock in one or more series;

•	establish from time to time the number of shares to be included in each series;

•	fix the rights, powers, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions on such shares; and

•	increase or decrease the number of shares of each series, without any further vote or action by the stockholders.

The approval of the holders of at least 66 2/3% of the combined voting power of the outstanding shares of common stock, however, is required for the issuance of shares of preferred stock that have the right to vote for the election of directors under ordinary circumstances or to elect 50% or more of the directors under any circumstances.

Depending upon the terms of the preferred stock established by our board of directors, any or all series of preferred stock could have preference over the common stock with respect to dividends and other distributions and upon liquidation of our company or could have voting or conversion rights that could adversely affect the holders of the outstanding common stock. In addition, the preferred stock could delay, defer or prevent a change of control of our company. We have no present plans to issue any shares of preferred stock.

Anti-Takeover Provisions

Special Stockholder Meetings

Special meetings of stockholders may be called only by the board of directors pursuant to a resolution adopted by the affirmative vote of a majority of the board, the chairman of the board of directors, the president, or at least a majority of the stockholders of our company. Except as otherwise required by law, stockholders are not entitled to request or call a special meeting of the stockholders.

Director Nominations and Business Proposals

Our stockholders are required to provide advance notice of nominations of directors to be made at, and of business proposed to be brought before, a meeting of the stockholders. The failure to deliver proper notice within the periods specified in our amended and restated bylaws will result in the denial of the stockholder of the right to make any nominations or propose any action at the meeting.

Section 203 of the Delaware General Corporation Law

We are a Delaware corporation and are subject to the provisions of Section 203 of the Delaware General Corporation Law. This law prevents many Delaware corporations, including those whose securities are listed on the New York Stock Exchange, from engaging, under specific circumstances, in a business combination with an interested stockholder for three years following the date that the stockholder became an interested stockholder, unless the business combination or interested stockholder is approved in a prescribed manner. An interested stockholder is a stockholder who, together with affiliates and associates, within the prior three years did own 15% or more of the corporation’s outstanding voting stock.

A Delaware corporation may opt out of the provisions of Section 203 of the Delaware General Corporation Law with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of the provisions of Section 203.

SELLING SECURITY HOLDERS

Selling stockholders will use this prospectus in connection with resales of shares of Class A common stock. The applicable prospectus supplement or post-effective amendment will identify the selling stockholders and the numbers of shares to be sold. Selling stockholders may be deemed to be underwriters in connection with the shares they resell and any profits on the sales may be deemed to be underwriting discounts and commission under the Securities Act of 1933, as amended. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of shares by selling stockholders.

USE OF PROCEEDS

The shares of Class A common stock covered by this prospectus will be sold or otherwise disposed of by the selling stockholders, and the selling stockholders will receive all of the proceeds from any offering covered by this prospectus. We will not receive any proceeds from any offering covered by this prospectus.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of the shares of Class A common stock beneficially owned by them and offered hereby directly or through one or more underwriters, broker-dealers or agents, or a combination of any such methods of sale. If the Class A common stock is sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on the New York Stock Exchange, on the over-the-counter market or otherwise, or in a combination of such methods of sale, at a fixed price or prices that may be changed, at then prevailing market prices, at prices related to prevailing market prices or at negotiated prices. The shares of Class A common stock may be sold according to one or more of the following methods:

•

a block trade in which the broker or dealer so engaged will attempt to sell the shares of Class A common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	privately negotiated transactions;

•	a combination of such methods of sale; and

•	any other method permitted pursuant to applicable law.

At any time a particular offer of the shares of Class A common stock is made, a revised prospectus or prospectus supplement may be filed with the SEC, or a report filed pursuant to the Exchange Act and incorporated by reference into this prospectus (which Exchange Act report will be identified in a prospectus filed to the extent required by the Securities Act), to reflect the disclosure of required additional information with respect to the distribution of the shares of Class A common stock. If required, such prospectus supplement or post-effective amendment will be distributed. We may suspend the sale of shares by the selling stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholders (and, if they act as agent for the purchaser of such shares, from such purchaser). Broker-dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) on the New York Stock Exchange, on the over-the-counter market, in privately-negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above. To the extent required under the Securities Act, an amendment to this prospectus, or a supplemental prospectus will be filed, disclosing:

•	the name of any such broker-dealers;

•	the number of shares involved;

•	the price at which such shares are to be sold;

•	the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;

•	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

•	other facts material to the transaction.

Such brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares of Class A common stock for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the selling stockholders may arrange for other broker-dealers to participate. The selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act. Any brokers, dealers or agents who participate in the distribution of the shares of Class A common stock may also be deemed to be “underwriters,” and any profits on the sale of the shares of Class A common stock by them and any discounts, commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If all the shares are not sold at the public offering price, the applicable underwriters may change the offering price and the other selling terms. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We will identify any underwriters or agents and describe their compensation in a prospectus supplement. To the extent the selling stockholders may be deemed to be underwriters, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of, purchases by the selling stockholders or other persons or entities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making and certain other activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the shares and the ability of any person to engage in market-making activities with respect to the securities.

Under the securities laws of some states, the shares of Class A common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Class A common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Agents and underwriters may be entitled under agreements entered into with us and the selling stockholders to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, may engage in transactions with, or perform services for, us and the selling stockholders in the ordinary course of business. The specific terms of any lock-up provisions in respect of any given offerings will be described in the applicable prospectus supplement.

Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. In addition, the selling stockholders may transfer the shares by other means not described in this prospectus.

Certain entities that may act as underwriters and their respective affiliates may have, from time to time, performed, and may perform in the future, various financial advisory and investment banking services for us, the selling stockholders and affiliates, for which they received or will receive customary fees and expenses.

LEGAL MATTERS

The legality of the shares offered hereby will be passed upon for Nu Skin Enterprises, Inc. by Dorsey & Whitney LLP, Salt Lake City, Utah. Any underwriters will be advised about legal matters relating to any offering by such other counsel as may be identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various costs and expenses relating to the sale and distribution of the securities being registered, which costs and expenses will be paid by the selling stockholders. All of the amounts shown are estimates except for the SEC registration fee.

SEC Registration Fee		(1)
Printing Expenses	$20,000
Legal Fees and Expenses	$100,000
Accounting Fees and Expenses	$125,000
Miscellaneous	$10,000

Total		$(1)

(1)	Omitted because the registration fee is being deferred pursuant to Rule 456(b) and calculated in connection with the sale of Class A common stock under this registration statement pursuant to Rule 457(r).

The selling stockholders will bear all costs, expenses and fees in connection with the registration of the shares, including all commissions and discounts, if any, attributable to the sales of their respective shares.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify persons who were, are or are threatened to be made parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. The registrant’s certificate of incorporation and bylaws provide for the indemnification of the registrant’s officers and directors to the fullest extent permitted by the Delaware General Corporation Law. The registrant believes that such indemnification is necessary to attract and retain qualified persons as directors and officers. The registrant has also entered into separate indemnification agreements with each of its directors and executive officers.

Liability Insurance

Section 145 of the Delaware General Corporation Law also permits a Delaware corporation to purchase and maintain insurance on behalf of its directors and officers. The registrant’s bylaws permit the registrant to purchase such insurance on behalf of its directors and officers.

Limitation of Liability

Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any breach of a director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve international misconduct or a knowing violation of law; (iii) for improper payment of dividends or redemptions of shares; or (iv) for any transaction from which the director derives an improper personal benefit. The registrant’s certificate of incorporation provides for, to the fullest extent permitted by the Delaware General Corporation Law, elimination or limitation of liability of its directors to the registrant or its stockholders for breach of fiduciary duty as a director.

ITEM 16.	EXHIBITS

Exhibit Number	Exhibit Description

1.1	Form of Underwriting Agreement*

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-12073)).

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009).

4.3	Certificate of Designation, Preferences and Relative Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004).

4.4	Amended and Restated Bylaws of the Company (as amended) (incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007).

4.5	Amendment to the Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 7, 2008).

4.6	Specimen Form of Stock Certificate for Class A Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (File No. 333-90716)).

5.1	Opinion of Dorsey & Whitney LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

*	To be filed as an exhibit to a Current Report on Form 8-K which will be incorporated by reference herein.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering price may be reflected in the form of prospectus filed with the SEC under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Nu Skin Enterprises pursuant to the foregoing provisions, or otherwise, Nu Skin Enterprises has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Nu Skin Enterprises of expenses incurred or paid by a director, officer or controlling person of Nu Skin Enterprises in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Nu Skin Enterprises will, unless in the opinion of its counsel the question has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Provo, state of Utah, on June 1, 2010.

NU SKIN ENTERPRISES, INC.

By:	/S/ M. TRUMAN HUNT
M. Truman Hunt
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints M. Truman Hunt and D. Matthew Dorny, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, whether pursuant to rule 462(b) or otherwise) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/S/ BLAKE M. RONEY	Chairman of the Board	June 1, 2010
Blake M. Roney

/S/ M. TRUMAN HUNT	President and Chief Executive Officer and Director (Principal Executive Officer)	June 1, 2010
M. Truman Hunt

/S/ RITCH N. WOOD	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	June 1, 2010
Ritch N. Wood

/S/ SANDRA N. TILLOTSON	Senior Vice President, Director	June 1, 2010
Sandra N. Tillotson

/S/ STEVEN J. LUND	Director	June 1, 2010
Steven J. Lund

/S/ DANIEL W. CAMPBELL	Director	June 1, 2010
Daniel W. Campbell

/S/ E.J. “JAKE” GARN	Director	June 1, 2010
E.J. “Jake” Garn

Signature	Title	Date
/S/ ANDREW D. LIPMAN	Director	June 1, 2010
Andrew D. Lipman

/S/ PATRICIA A. NEGRÓN	Director	June 1, 2010
Patricia A. Negrón

/S/ DAVID D. USSERY	Director	June 1, 2010
David D. Ussery

/S/ THOMAS R. PISANO	Director	June 1, 2010
Thomas R. Pisano

/S/ NEVIN N. ANDERSEN	Director	June 1, 2010
Nevin N. Andersen

INDEX OF EXHIBITS

Exhibit Number	Exhibit Description

1.1	Form of Underwriting Agreement*

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-12073)).

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009).

4.3	Certificate of Designation, Preferences and Relative Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004).

4.4	Amended and Restated Bylaws of the Company (as amended) (incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007).

4.5	Amendment to the Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 7, 2008).

4.6	Specimen Form of Stock Certificate for Class A Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (File No. 333-90716)).

5.1	Opinion of Dorsey & Whitney LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

*	To be filed as an exhibit to a Current Report on Form 8-K which will be incorporated by reference herein.